UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

WACCAMAW BANKSHARES, INC.

(Name of Registrant as Specified in its Charter)

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WACCAMAW BANKSHARES, INC.

110 North J. K. Powell Boulevard

Whiteville, North Carolina 28472

(910) 641-0044

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

May 22, 2008

NOTICE is hereby given that the Annual Meeting of Shareholders of Waccamaw Bankshares, Inc. (the “Company”) will be held as follows:

Place:	Vineland Station Train Depot
701 South Madison Street
Whiteville, North Carolina 28472

Date:	May 22, 2008

Time:	7:00 p.m.

The purposes of the meeting are:

1.	To re-elect three members of the Board of Directors for three-year terms and one member for a two-year term and to elect one new nominee for a one-year term.

2.	To approve the Waccamaw Bankshares, Inc. 2008 Omnibus Stock Ownership and Long Term Incentive Plan.

3.	To transact any other business that may properly come before the meeting.

You are cordially invited to attend the meeting in person. However, even if you expect to attend the meeting, you are requested to grant a proxy to vote your shares by mail or internet to ensure that a quorum is present at the meeting. If you choose to vote by mail, please complete, sign and date the enclosed appointment of proxy and return it in the envelope provided for that purpose. Instructions regarding voting by internet are included on the proxy card. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

By Order of the Board of Directors

James G. Graham
James G. Graham
President and Chief Executive Officer

April 11, 2008

WACCAMAW BANKSHARES, INC.

110 North J. K. Powell Boulevard

Whiteville, North Carolina 28472

(910) 641-0044

PROXY STATEMENT

Mailing Date: On or about April 11, 2008

ANNUAL MEETING OF SHAREHOLDERS

To Be Held

May 22, 2008

General

This Proxy Statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors of Waccamaw Bankshares, Inc. (the “Company”) for the Annual Meeting of Shareholders of the Company to be held at the Vineland Station Train Depot, 701 South Madison Street, Whiteville, North Carolina, at 7:00 p.m. on May 22, 2008, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Persons named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting are Freda H. Gore, David A. Godwin and R. Dale Ward. Shares represented by each appointment of proxy that is properly submitted, whether by mail or internet, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the five nominees for director named in Proposal 1 below and FOR Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with James E. Hill, Jr., Secretary of the Company, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, whether appointed through the mail or the internet, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails and the internet, appointments of proxy may be solicited in person or by telephone by the Company’s officers, directors and employees without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company’s common stock.

Record Date

The close of business on March 22, 2008, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Company are the shares of common stock, no par value per share, of which 25,000,000 shares are authorized and 5,434,770 shares were outstanding on December 31, 2007. As of December 31, 2007, there were approximately 2,700 holders of record of the Company’s common stock.

Voting Procedures; Quorum; Votes Required for Approval

Each shareholder is entitled to one vote for each share held of record on the Record Date on each director to be elected and on each other matter submitted for voting. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors at the Annual Meeting.

A majority of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1 below, the five directors receiving the greatest number of votes shall be elected. In the case of Proposal 2 below, for such proposal to be approved, the number of votes cast for approval of the proposal must exceed the number of votes cast against the proposal. Abstentions and broker nonvotes will have no effect.

Authorization to Vote on Adjournment and Other Matters

Unless the Secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding any procedural motions that may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional appointments of proxy to establish a quorum or to provide additional information to shareholders. However, appointments of proxy voted against one or more of the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Beneficial Ownership of Voting Securities

As of December 31, 2007, no shareholder known to management owned more than 5% of the Company’s common stock. As of December 31, 2007, the beneficial ownership of the Company’s common stock, by directors and executive officers individually, and by directors and executive officers as a group, was as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Class(4)
Neil Carmichael Bender, II Wilmington, NC	2,400		*

Murchison B. Biggs Lumberton, NC	42,517		*

Brian D. Campbell Elizabethtown, NC	2,091		*

Dr. Maudie M. Davis Tabor City, NC	51,949		*

Crawford Monroe Enzor, III Shallotte, NC	92,849		1.70

David A. Godwin Whiteville, NC	11,000		*

Freda H. Gore Whiteville, NC	26,508	(5)	*

James G. Graham Whiteville, NC	218,703		3.99

James E. Hill, Jr. Whiteville, NC	72,083	(6)	1.32

Kim T. Hutchens Whiteville, NC	2,211		*

Richard C. Norris Whiteville, NC	23,852		*

Alan W. Thompson Whiteville, NC	118,429	(7)	2.17

R. Dale Ward Whiteville, NC	121,207	(8)	2.23

J. Densil Worthington Chadbourn, NC	151,752	(9)	2.79

All Nominees, Directors and Executive Officers as a group (14 persons)	998,379	(10)	17.61

*	Less than 1%.

(1)

Except as otherwise noted, to the best knowledge of the Company’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Ms. Gore – 15,400 shares; Mr. Graham – 12,807 shares; and Mr. Hill – 9,504 shares.

(2)

Included in the beneficial ownership tabulations are the following options to purchase shares of common stock of the Company exercisable within 60 days of December 31, 2007: Mr. Biggs – 10,890 shares; Mr. Campbell – 2,091 shares; Dr. Davis – 36,436 shares; Mr. Enzor – 36,436 shares; Mr. Godwin – 11,000 shares; Ms. Gore – 11,000 shares; Mr. Graham – 49,390 shares; Mr. Hutchens – 2,200 shares; Mr. Hill – 26,218 shares; Mr. Norris – 16,280 shares; Mr. Thompson – 10,890 shares; Mr. Ward – 10,890 shares; and Mr. Worthington – 13,256 shares.

(3)

Included in the beneficial ownership tabulations are the following warrants to purchase shares of common stock of the Company exercisable within 60 days of December 31, 2007: Mr. Biggs – 2,750 shares; Mr. Enzor – 2,750 shares; Ms. Gore – 19 shares; Mr. Graham – 6,471 shares; Mr. Norris – 981 shares; Mr. Thompson – 550 shares; Mr. Ward – 4,400 shares; and Mr. Worthington – 6,600 shares.

(4)

The calculation of the percentage of class beneficially owned by each individual and the group is based, in each case, on the sum of (1) 5,434,770 outstanding shares of common stock; and (2) options and warrants to purchase common stock capable of being exercised by the individual or group within 60 days of December 31, 2007.

(5)	Includes 89 shares and 19 warrants held by Ms. Gore as custodian for her children.

(6)	Includes 453 shares held by Mr. Hill’s spouse as custodian for their child.

(7)	Includes 7,150 shares held by Mr. Thompson as custodian for his children.

(8)	Includes 832 shares held by Mr. Ward as custodian for his child.

(9)	Includes 12,513 shares held by Mr. Worthington as custodian for his child and 26,611 other shares with respect to which Mr. Worthington exercises voting control.

(10)	Includes 60,828 shares held in the Company’s 401(k) Plan with respect to which the Company’s Chief Financial Officer exercises voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Company’s common stock. To the best knowledge of management of the Company, all such required reports have been filed on a timely basis.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s bylaws provide that its Board of Directors shall consist of between five and sixteen members, as determined by the Board of Directors or the shareholders, and that they shall be divided into three groups and elected to staggered terms such that the terms of approximately one third of such directors shall expire annually. The Board of Directors has set the number of directors of the Company at ten. Each incumbent director has served as a director of Waccamaw Bank (the “Bank”) since 1997 and as a director of the Company since the Bank’s reorganization into the bank holding company form of organization on July 1, 2001, except Mr. Graham who was first elected as a director of the Bank in 1999 and Mr. Campbell who was first elected a director in 2007.

The five nominees listed below have each been nominated for election as directors for the terms indicated.

Name and Age	Position(s) Held	Director Since	Principal Occupation and Business Experience During the Past 5 Years

Three Year Terms

Murchison B. Biggs (53)	Director	1997

Certified Public Accountant; Chief Financial Officer, Comptroller/Secretary-Treasurer and Director, K.M. Biggs, Inc. (farming and commercial real estate management), Lumberton, NC; Chief Financial Officer, Secretary-Treasurer and Director, Biggs Park, Inc. (shopping center), Lumberton, NC.

James G. Graham (57)	Director, President and CEO	1999	President and Chief Executive Officer, Waccamaw Bankshares, Inc., Whiteville, NC, 2001-Present and Waccamaw Bank, Whiteville, NC, 1999-Present.

J. Densil Worthington (53)	Director	1997	President, Worthington Funeral Home, Inc., Chadbourn, NC; Secretary/Treasurer, Independent Medical Supplies, Inc., Chadbourn, NC; Member, Worthington Enterprises, LLC, Chadbourn, NC.

Two Year Term

Brian D. Campbell (39)	Director	2007	Chief Operating Officer, Campbell Oil Company; Chief Operating Officer, Cape Fear Transport, Inc.; Chairman, Bladen County Economic Development Corporation.

One Year Term

Neil Carmichael Bender, II (43)	New Nominee	—	Chief Executive Officer and Co-Founder, Image Products, Inc., Wilmington, NC (premium and incentive provider serving the banking and insurance industries).

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY.

Incumbent Directors

The Company’s Board of Directors includes the following directors whose terms will continue after the Annual Meeting. Certain information regarding those directors is set forth in the following table:

Name and Age	Director Since	Term Expires	Principal Occupation and Business Experience During the Past 5 Years

Dr. Maudie M. Davis (55)	1997	2009	Assistant Principal, Green Sea Floyds High School, Green Sea, SC (Horry County).

Name and Age	Director Since	Term Expires	Principal Occupation and Business Experience During the Past 5 Years

Crawford Monroe Enzor, III (44)	1997	2010	Real Estate Broker; Owner, Salt Aire Group, Holden Beach, NC.

James E. Hill, Jr. (61)	1997	2009

Partner, Hill & High, L.L.P., Attorneys at Law, Whiteville, NC; James E. Hill, Jr. Farms, Whiteville, NC (farming operations); Partner, Hill & High Real Estate, Whiteville, NC; Partner, Walker – Hill Real Estate, Whiteville, NC; Hill Family Farms, LLC, Whiteville, NC.

Alan W. Thompson (44)	1997	2009

President, Thompson, Price, Scott, Adams & Co., P.A. (certified public accountants), Whiteville, NC; President, Medical Billing Organization, Inc. (medical billing company), Whiteville, NC; Manager, AT Consulting Services, LLC (financial services), Whiteville, NC; Manager, TSA Rentals, LLC (rental real estate), Whiteville, NC; A & M Investments, LLC (real estate), Whiteville, NC.

R. Dale Ward (56)	1997	2010

President, J. D. Wright Roofing Co., Inc., Tabor City, NC; Columbus County, NC, School Board, since 1994, including three years as chairman; Partner, Crown Investments, LLC (real estate), Tabor City, NC.

Director Independence

With the exception of Mr. Graham, each member of the Company’s Board of Directors and nominee for director is “independent” under applicable independence standards. In making this determination the Board considered certain insider transactions with directors for the provision of goods or services to the Company and Waccamaw Bank. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party. Specific transactions considered by the Board of Directors were the provision of legal services to Waccamaw Bank by Mr. Hill and real estate commissions paid to Mr. Enzor’s employer.

Director Relationships

No director is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

The Company held 12 meetings of its Board in 2007. Each director attended 75% or more of the aggregate number of meetings of the Board and any committees on which he or she served, with the exception of Dr. Davis. It is the policy of the Company that directors attend each annual meeting and any special meetings of the Company’s shareholders. Each of the Company’s directors attended the 2007 Annual Meeting of Shareholders.

The Company’s Board has several standing committees, including an Audit Committee, a Nominating Committee and a Compensation Committee.

Audit Committee. The members of the Audit Committee are Murchison B. Biggs (chairman), Brian D. Campbell, Maudie Davis, Alan W. Thompson and J. Densil Worthington. The members of the Audit Committee are “independent” as defined by Nasdaq listing standards and the regulations promulgated under the Securities Exchange Act of 1934. The Audit Committee met seven times during 2007. The report of the Audit Committee is included on page 19 of this proxy statement.

Nominating Committee. The members of the Nominating Committee are C. Monroe Enzor, James E. Hill, Jr., Alan W. Thompson, R. Dale Ward and J. Densil Worthington. The duties of the Nominating Committee are: (i) assisting the Board, on an annual basis, by identifying individuals qualified to become Board members, and recommending to the Board the director nominees for the next annual meeting of shareholders; (ii) assisting the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, and recommending to the Board qualified individuals to fill any such vacancy; and (iii) recommending to the Board, on an annual basis, director nominees for each committee of the Board.

The members of the Nominating Committee are “independent” as defined by Nasdaq listing standards and by the regulations promulgated under the Securities Exchange Act of 1934. The bylaws of the Company state that candidates may be nominated for election to the Board of Directors by the Nominating Committee or by any shareholder of the Company’s common stock. It is the policy of the Nominating Committee to consider all shareholder nominations. Shareholder nominations must be submitted to the Nominating Committee in writing on or before September 30th of the year preceding the annual meeting at which the nominee would stand for election to the Board of Directors and must be accompanied by each nominee’s written consent to serve as a director of the Company if elected. The bylaws of the Company require that all nominees for director, including shareholder nominees, have business, economic or residential ties to the Company’s market area and have owned at least 1,000 shares of the Company’s common stock since the last business day of the calendar year preceding the meeting at which the nominee is to stand for election.

The Nominating Committee has adopted a formal written charter, which is reviewed annually for adequacy and which is available at www.waccamawbank.com.

Compensation Committee. The members of the Compensation Committee are Alan Thompson (chairman), J. Densil Worthington, C. Monroe Enzor and James E. Hill, Jr. The Compensation Committee reviews and approves all salaries and benefits of executive officers of the Company. The members of the Compensation Committee are “independent” as defined by Nasdaq listing standards and the regulations promulgated under the Securities Exchange Act of 1934. While the

Compensation Committee does utilize the services of outside consultants and legal counsel, it does not delegate its duties. The Compensation Committee has adopted a formal written charter, which is reviewed annually for adequacy and which is available at www.waccamawbank.com.

Director Compensation

Board Fees. Each director is paid an annual retainer of $3,000, and $650 for each Board meeting attended, except for the Chairman of the Board (or Vice-Chairman, as applicable) who is paid $1,000 for each Board meeting chaired. Directors are also paid $350 for each committee meeting attended, except for acting committee chairmen, who are paid $400 for each committee meeting chaired. Mr. Graham does not receive any compensation for attending committee meetings.

Director Supplemental Retirement Plan. On October 30, 2007, the Company entered into a supplemental retirement plan with its directors. The plan provides that directors serving until their normal retirement age, 70, shall receive a retirement benefit of $10,000 per year for ten years following their retirement from the board of directors. In the event they retire from the board before age 70, or retire due to a disability, they are entitled to receive reduced retirement benefits, based on years served, for ten years following their early retirement. Also, the balance accrued on behalf of a participating director will be paid in a single lump sum (i) to the director upon the occurrence of Change in Control of the Registrant or (ii) to the participating directors’ beneficiaries upon the directors’ death.

1998 Nonstatutory Stock Option Plan. The shareholders of the Bank previously approved the 1998 Nonstatutory Stock Option Plan pursuant to which options are available for issuance to members of the Company’s Board of Directors and the Board of any subsidiary of the Company. In connection with the reorganization of the Bank into the holding company form of organization, which resulted in the creation of the Company, the Nonstatutory Stock Option Plan was adopted by the Company and options under such plan are now options of the Company. During the fiscal year ended December 31, 2004, each director of the Company was granted 1,500 options under the Nonstatutory Stock Option Plan, which options were granted at fair market value. At the 2005 Annual Meeting of Shareholders, the shareholders approved an amendment to the Nonstatutory Stock Option Plan authorizing stock options covering an additional 138,136 shares of the Company’s common stock. Following this approval by the shareholders, each director of the Company was granted an option, effective as of June 16, 2005, to purchase 9,000 shares of the Company’s common stock at an exercise price of $17.60 per share, which price represented the fair market value of the Company’s common stock at the time of grant.

All stock options under the Nonstatutory Stock Option Plan are granted with a per share exercise price equal to 100% of the fair market value of the Company’s common stock. The per share exercise price and the number of shares of the Company’s common stock subject to the plan and each option granted under the plan is adjusted in response to certain corporate actions, such as stock dividends and stock splits. For example, the option exercise prices for options outstanding under the Nonstatutory Stock Option Plan have been adjusted for the effect of 6-for-5 stock splits effected in 2004 and 2003, a 2-for-1 stock split effected in 2004 and an 11-for-10 stock split effected in 2007.

The following table presents a summary of all compensation paid by the Company to its directors for their service as such during the year ended December 31, 2007.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Murchison B. Biggs	$16,400	—	—	—	$16,400
Brian D. Campbell	10,350	—	—	—	10,350
Maudie M. Davis	10,900	—	—	—	10,900
E. Autry Dawsey, Sr.(1)	10,250	—	—	—	10,250
Crawford Monroe Enzor, III	20,350	—	—	—	20,350
James G. Graham(2)	10,800	—	—	—	10,800
James E. Hill, Jr.	22,200	—	—	—	22,200
Alan W. Thompson	30,600	—	—	—	30,600
R. Dale Ward	21,100	—	—	—	21,100
J. Densil Worthington	17,300	—	—	—	17,300

(1)	Mr. Dawsey retired from the Board of Directors on April 19, 2007.

(2)	Compensation paid to Mr. Graham in connection with his service as President and Chief Executive Officer of the Company and the Bank is presented in the Summary Compensation Table presented on page 11.

Indebtedness of and Transactions with Management

The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions will be made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and will not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by the Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the management of the Company and the Bank, Regulation O has been complied with in its entirety.

Executive Officers

Set forth below is certain information regarding the Company’s Executive Officers.

NAME	AGE	POSITION WITH COMPANY	BUSINESS EXPERIENCE

James G. Graham	57	Director, President and Chief Executive Officer of the Company and Waccamaw Bank	President and Chief Executive Officer, Waccamaw Bankshares, Inc., Whiteville, NC, 2001-Present and Waccamaw Bank, Whiteville, NC, 1999-Present.

Freda H. Gore	46	Senior Vice President and Chief Operations Officer of the Company and Waccamaw Bank	Senior Vice President and Chief Operations Officer, Waccamaw Bankshares, Inc., Whiteville, NC, 2001-Present and Waccamaw Bank, Whiteville, NC, 1997-Present.

David A. Godwin	51	Senior Vice President and Chief Financial Officer of the Company and Waccamaw Bank

Senior Vice President and Chief Financial Officer of Waccamaw Bankshares, Inc., Whiteville, NC, 2001-Present and Waccamaw Bank, Whiteville, NC, 2001-Present; prior to that, Comptroller, Four Seasons Screen Printing Co., Conway, SC, February 2001-July 2001; prior to that Chief Financial Officer/Comptroller, Jones Stores, Inc., Tabor City, NC, 1995-2001 (retail variety stores).

Richard C. Norris	42	Senior Vice President and Chief Credit Officer of the Company and Waccamaw Bank

Senior Vice President and Chief Credit Officer, Waccamaw Bankshares, Inc., Whiteville, NC, 2003-Present and Waccamaw Bank, Whiteville, NC, 2003-Present; prior to that, Senior Business Underwriter, First Citizens Bank, Raleigh, NC, 1996-2003.

Kim T. Hutchens	52	Senior Vice President and Chief Administrative Officer of the Company and Waccamaw Bank

Senior Vice President and Chief Administrative Officer, Waccamaw Bankshares, Inc., Whiteville, NC, 2005-Present and Waccamaw Bank, Whiteville, 2005-Present; prior to that, Campaign Director/ Advisor for various congressional campaigns; prior to that, Senior Vice President of Human Resources, Bank of Granite, Granite Falls, NC, 1987-2003.

J. Daniel Hardy, Jr.	58	Senior Vice President and Chief Loan Officer of the Company and Waccamaw Bank

Senior Vice President and Chief Loan Officer, Waccamaw Bankshares, Inc., Whiteville, NC, and Waccamaw Bank, Whiteville, NC, 2007-Present; prior to that, Executive Vice President and President – North Carolina Region, First Community Bancshares, Inc., Bluefield, VA; prior to that, President and Chief Executive Officer, FNB Corp of Virginia and First National Bank, Christiansburg, VA.

EXECUTIVE COMPENSATION

The following table shows all cash and non-cash compensation paid to or received or deferred by James G. Graham, Freda H. Gore, David A. Godwin, Richard C. Norris, Kim T. Hutchens and J. Daniel Hardy, Jr. (the “Named Executive Officers”) for services rendered in all capacities during the fiscal years ended December 31, 2007 and 2006. Cash consideration consisted of base salary and non-equity incentive compensation. Equity based incentive compensation typically consists of incentive stock option awards, however, no such awards were granted to the Named Executive Officers during the fiscal year ended December 31, 2007. Other compensation consists of 401(k) matching contributions and insurance premiums paid on behalf of each of the Named Executive Officers. None of the Named Executive Officers received perquisites in an aggregate amount exceeding $10,000. No other executive officer of the Company received compensation during 2007 or 2006 that exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(1)	Total
James G. Graham, President, Chief Executive Officer and Director	2007 2006	$251,300 231,500	— —	— —	$64,820 66,905	$23,568 —	$5,625 11,455	$345,313 309,860
Freda H. Gore, Senior Vice President and Chief Operations Officer	2007 2006	122,100 96,667	— —	— —	19,320 19,594	2,902 —	4,240 8,602	148,562 124,863
David A. Godwin, Senior Vice President and Chief Financial Officer	2007 2006	122,000 101,200	— —	— —	21,252 21,983	4,600 —	1,858 7,946	149,710 131,129
Richard C. Norris, Senior Vice President and Chief Credit Officer	2007 2006	120,000 98,458	— —	— —	16,625 17,124	1,509 —	4,099 8,587	142,233 124,169
Kim T. Hutchens, Senior Vice President and Chief Administrative Officer	2007 2006	120,000 95,000	— —	— —	14,875 —	5,749 —	2,546 5,604	143,170 100,604
J. Daniel Hardy, Jr.,(2) Senior Vice President and Chief Loan Officer	2007 2006	131,250 —	— —	— —	— —	— —	— —	131,250 —

(1)

Includes 401(k) contributions and the dollar value of insurance premiums paid on behalf of the named officers for group term life, health, dental and disability insurance. Total perquisites did not exceed $10,000 for any of the Named Executive Officers.

(2)	Mr. Hardy became employed by the Bank on January 22, 2007.

1998 Incentive Stock Option Plan. The shareholders previously approved the 1998 Incentive Stock Option Plan (the “Incentive Option Plan”) pursuant to which options are available for issuance to officers and key employees of the Company and any of its subsidiaries. In connection with the reorganization of the Bank into the holding company form of organization, which resulted in the organization of the Company, the Incentive Option Plan was adopted by the Company and options under such plan are now options of the Company. At the 2005 Annual Meeting of Shareholders, the shareholders approved an amendment to the Incentive Stock Option Plan authorizing stock options covering an additional 138,136 shares of the Company’s stock.

All stock options under the Incentive Option Plan are granted with a per share exercise price equal to 100% of the fair market value of the Company’s common stock. The per share exercise price is adjusted in response to certain corporate actions, such as stock dividends and stock splits. For example, the option exercise prices in the table below have been adjusted for the effect of 6-for-5 stock splits effected in 2004 and 2003, a 2-for-1 stock split effected in 2004 and an 11-for-10 stock split effected in 2007.

There were no grants of stock options made to any of the Named Executive Officers during the fiscal year ended December 31, 2007. The following table sets forth information regarding vested and unvested incentive stock options as of December 31, 2007. The Company has not adopted any plan providing for the grant of restricted stock or long-term compensation units to employees and, accordingly, there is no information reported in the four columns on the right hand side of the table below.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Options Unexerciseable	Equity Incentive Plan Awards; No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; No. of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
James G. Graham	990 38,500 9,900	660 -0- -0-	-0- -0- -0-	$17.95 16.00 16.00	Dec. 17, 2014 June 16, 2015 June 16, 2015	—	—	—	—
Freda H. Gore	11,000	-0-	-0-	16.00	June 16, 2015	—	—	—	—
David A. Godwin	11,000	-0-	-0-	16.00	June 16, 2015	—	—	—	—
Richard C. Norris	5,280 11,000	2,640 -0-	-0- -0-	9.91 16.00	Dec. 19, 2013 June 16, 2015	—	—	—	—
Kim T. Hutchens	2,200	3,300	-0-	16.36	Nov. 17, 2015	—	—	—	—
J. Daniel Hardy, Jr.	—	—	—	—	—	—	—	—	—

Messrs. Graham and Norris were the only two Named Executive Officers that exercised stock options during the fiscal year ended December 31, 2007. Mr. Graham exercised stock options covering 72,120 shares of the Company’s common stock on August 17, 2007 at an exercise price of $2.65 per share. Mr. Norris exercised stock options covering 4,800 shares of common stock on August 24, 2007 at an exercise price of $10.90 per share.

Pursuant to the terms of the Company’s stock option plans, the exercise prices of the Company’s outstanding stock options and the number of shares outstanding have been adjusted for the effects of 6-for-5 stock splits effected in 2004 and 2003, a 2-for-1 stock split effected in 2004 and an 11-for-10 stock split in 2007.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
James G. Graham	72,120	$660,619	—	—
Richard C. Norris	4,800	3,792	—	—

Employment Agreement. The Company and Bank (together and for purposes of the following discussion, the “Employer”) entered into an employment agreement with the Employer’s President and Chief Executive Officer, James G. Graham. Mr. Graham’s employment agreement provides for a three-year term, which renews automatically for an additional year on each anniversary of the agreement, except that the agreement terminates upon his attainment of age 65. The agreement provides for a base salary of $250,000 and perquisites customary for his title and position including the payment of country club dues and a car allowance. If Mr. Graham’s employment terminates due to disability, he is entitled to receive his then current salary for a period of 12 months plus the other perquisites granted under the agreement, including a pro rata portion of any bonus accrued for Mr. Graham as of the date his employment was terminated for such disability. In the event he is terminated without cause, Mr. Graham is entitled to receive his salary and benefits for the balance of the remaining term left under his employment agreement at the time of his termination. Mr. Graham is entitled to a Change in Control benefit equal to 299% of his “base amount,” as that term is defined in Section 280G of the Internal Revenue Code. Mr. Graham is also entitled to receive a tax gross-up on this Change in Control benefit to compensate him for any excise taxes owing under Section 280G of the Internal Revenue Code. In the event benefits under Mr. Graham’s employment agreement are contested following a Change in Control, Mr. Graham is entitled to receive legal fee reimbursements up to $500,000. Mr. Graham is subject to a confidentiality provision as well as a non-competition provision both of which survive termination of the agreement. The non-compete provision requires that Mr. Graham not compete with the Bank within Bladen, Columbus and New Hanover Counties, North Carolina and within Horry and Lancaster Counties, South Carolina or within a 25-mile radius of any full service office of the bank for (i) the balance of the remaining term of the agreement if Mr. Graham’s employment is terminated without cause or (ii) for 12 months if the agreement is terminated by Mr. Graham for any reason. If a

Change in Control occurs, the non-compete provision becomes null and void. As of December 31, 2007, the value of the lump sum payment that would have been payable to Mr. Graham upon the occurrence of a Change in Control followed by a termination event would have been approximately $674,466.

Change in Control Agreements. The Employer entered into Change in Control agreements with each of David A. Godwin, Senior Vice President and Chief Financial Officer, Freda H. Gore, Senior Vice President and Chief Operating Officer, Kim T. Hutchens, Senior Vice President and Chief Administrative Officer, and Richard C. Norris, Senior Vice President and Chief Credit Officer. Each agreement provides that, if the officer’s employment is terminated without cause or voluntarily after suffering a “termination event,” such as a reduction in salary, diminution in title, duties or responsibilities, or an office relocation, within 12 months of a Change in Control, he or she will be entitled to a Change in Control payment equal to 299% of his or her “base amount” as defined by Section 280G of the Internal Revenue Code. At December 31, 2007, the value of the lump sum payment that would have been payable to each of Ms. Gore and Messrs. Godwin, Hutchens and Norris upon the occurrence of a Change in Control followed by a termination event would have been approximately $261,258, $284,792, $286,341 and $277,571, respectively.

Supplemental Executive Retirement Plans. The Company entered into Supplemental Executive Retirement Plans with each of Messrs. Graham, Godwin, Hutchens, and Norris and Ms. Gore. The plan provides that officers serving until their normal retirement age, 65, shall receive a retirement benefit of $130,000 per year (less applicable social security payments), in the case of Mr. Graham, and $80,000 per year (less applicable social security payments), in the case of Ms. Gore and Messrs. Godwin, Hutchens and Norris, for life commencing upon their attainment of age 65. In the event they retire from the Company prior to age 65, they are entitled to receive reduced retirement benefits, based on years served, for the remainder of their lives. In the event the officer dies while there is a balance accrued for such officer, the officer’s beneficiaries shall be paid in a single lump sum the officer’s age 65 accrual balance or the net at risk, whichever is lower. In the event, the officer’s employment is terminated due to a disability, the officer will be paid in a single lump sum after attaining his or her normal retirement age the balance accrued for the officer as of the date of the disability. For Ms. Gore and Messrs. Hutchens and Norris, they would each be entitled to receive, in a single lump sum payment, an amount equal to the their normal retirement age benefit, $80,000 per year for life, without discount for the time value of money, if they resign from the Company for Good Reason within two years following a Change in Control. The officers would have Good Reason to resign if their salaries are reduced, they are assigned duties that are inconsistent with their position, authority and duties prior to the Change in Control or if they suffer a diminution in their position, authority or duties or they are assigned to an office or location outside of Whiteville, North Carolina. For Messrs. Graham and Godwin, they would be entitled to receive, in a single lump sum payment, an amount equal to their normal retirement age benefit, $130,000 per year for life for Mr. Graham and $80,000 per year for life for Mr. Godwin, without discount for the time value of money, upon the occurrence of a Change in Control. Each of Messrs. Graham and Godwin will receive a tax gross-up of this Change in Control benefit to compensate him for excise taxes owing under Section 280G of the Internal Revenue Code. In the event these Change in Control benefits are contested following a Change in Control, each of Messrs. Graham and Godwin is entitled to receive legal fee reimbursements up to $500,000. In the event any officer is terminated with cause, no payments shall be made and the agreement shall automatically terminate. At December 31, 2007, the value of the lump sum payment that would have been payable to each of Messrs. Graham and Godwin upon the occurrence of a Change in Control would have been approximately $1,177,739 and $692,240, respectively. At December 31, 2007, the value of the lump sum payment that would have been payable to each of Ms. Gore and Messrs. Hutchens and Norris upon the occurrence of a Change in Control followed by a resignation for Good Reason would have been approximately $783,594, $692,240, and $692,240, respectively. The aggregate Change in Control benefit that could be payable to each of Messrs. Graham, Godwin, Hutchens and Norris and Ms. Gore, under all scenarios describe above, would be approximately $1,852,205, $1,044,852, $977,032, $978,581 and $969,811, respectively.

Bank Owned Life Insurance. In 2004, the Bank purchased life insurance policies on certain of its directors and key employees, including Mr. Graham, Ms. Gore, Mr. Godwin and certain of the Company’s directors. The policies were purchased with one-time premiums paid during the fiscal year ended December 31, 2004. The Bank purchased additional policies on certain directors and key employees during 2007, with one-time premiums paid during the fiscal year ended December 31, 2007. Benefits under the policies are governed by split-dollar arrangements, which provide that the majority of the death benefit will be paid to the Bank with the remaining percentage paid to the insured (typically 30-40% of the total benefit). The policies were purchased primarily as a Bank asset, with the secondary purpose of providing benefits to the insured directors and key employees.

PROPOSAL 2: APPROVAL OF THE WACCAMAW BANKSHARES, INC.

2008 OMNIBUS STOCK OWNERSHIP AND LONG TERM INCETIVE PLAN

On February 22, 2008, the Board of Directors adopted the 2008 Omnibus Stock Ownership and Long Term Incentive Plan (the “Omnibus Plan”), subject to shareholder approval. An aggregate of 705,973 shares of the Company’s common stock, subject to adjustment upon the occurrence of certain events, have been reserved for issuance under the terms of the Omnibus Plan pursuant to the grant of incentive stock options, non-qualified stock options, restricted stock grants, long term incentive compensation units and stock appreciation rights. As of December 31, 2007, the Company had 154,524 shares of common stock available for grant or issued under its existing stock option plans. The purpose of the Omnibus Plan is to increase the performance incentive for key employees and directors of the Company, to encourage the continued employment of current key employees, and to attract new key employees and directors by facilitating their ownership of the Company’s common stock. The Omnibus Plan is administered by the Compensation Committee of the Board of Directors. Each grant under the Omnibus Plan will be evidenced by a written agreement between the Company and the plan participant.

Options

The Company will receive no monetary consideration for the granting of an option. The consideration, if any, that the Company receives from the granting of such stock options is the further dedication of its employees and directors in the performance of their responsibilities, duties and functions on behalf of the Company and its subsidiary. Upon the exercise of options, the Company will receive payment in the form of cash, shares of the common stock of the Company or both from the optionee in exchange for shares issued.

Incentive Stock Option Grants

Options may be granted under the Omnibus Plan with the intention to qualify them as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (“ISOs” and each an “ISO”). Under the Internal Revenue Code, ISOs may only be granted to eligible employees of the Company and afford favorable tax treatment to recipients upon compliance with certain restrictions but do not result in tax deductions to the Company.

Employees will be eligible to receive an ISO grant under the Omnibus Plan at no cost to them other than the option exercise price. The exercise price for options granted pursuant to the Omnibus Plan may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. No ISO will be exercisable more than ten years after the date of its grant. In the case of an employee who owns more than 10% of the shares of the Company’s common stock at the time the ISO is granted, the option price may not be less than 110% of the fair market value of the Company’s common stock on the date of grant, and the ISO shall not be exercisable for more than five years from the date of its grant. There are no such employees at this time. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. In the event that a participant ceases to serve as an employee for the reason of retirement, an exercisable ISO will continue to be exercisable for three months but in no event after ten years from the date of its grant. In the event of the disability or in the event of the death of an optionee during such service or within three months following retirement, an exercisable ISO will continue to be exercisable for 12 months from the date of disability or death to the extent it was exercisable by the optionee immediately prior to disability or death. The Compensation Committee shall, in its discretion, fix the vesting schedule of the ISOs for each employee.

Subject to alternative minimum tax rules under the Internal Revenue Code, a recipient of an ISO grant will not be taxed upon either the grant of the ISO or on the date he or she exercises the ISO. Unless subject to the alternative minimum tax, a recipient will be taxed only upon the sale of the stock underlying the ISO and will be taxed on the difference between the option price and the sales price of the stock. The taxable amount will be treated as capital gain. In order to receive this favorable tax treatment, optionees may not exercise such options until the expiration of a one-year waiting period from the date of the grant and may not dispose of any shares acquired pursuant to the exercise of stock options for two years from the date of the grant. If the federal tax requirements are satisfied, the Company will receive no corresponding deduction for any portion of the ISO.

Non-statutory Stock Option Grants

Options may be granted under the Omnibus Plan that do not qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code and do not afford favorable tax treatment to recipients (“NSSOs” and each an “NSSO”). Directors and employees are eligible to receive NSSO grants under the Omnibus Plan. NSSO grants under the Omnibus Plan do result in tax deductions to the Company.

Directors and employees will be eligible to receive a NSSO grant under the Omnibus Plan at no cost to them other than the option exercise price. The options must be exercised within ten years from the date of grant. In the event a participant ceases to serve as a director or employee of the Company for any reason other than cause, as defined in the Omnibus Plan, an exercisable NSSO will continue to be exercisable upon the terms and conditions contained in the grant. Termination for cause will terminate the NSSO. In the event of the death of a participant during his or her service with the Company, an exercisable NSSO will continue to be exercisable for 12 months from the date of death to the extent it was exercisable by the participant immediately prior to death.

A recipient of an NSSO grant under the Omnibus Plan will not be taxed upon the grant of the option. Upon the date he or she exercises the NSSO, the recipient will have taxable ordinary income on the difference between the option price and the fair market value of the stock on the date of exercise. The Company will receive a tax deduction for any amount recognized by the recipient as ordinary income.

Restricted Stock Grants

Restricted stock may be granted under the Omnibus Plan to directors and employees. Restricted stock grants under the Omnibus Plan do result in tax deductions to the Company. Directors and employees of the Company will be eligible to receive a restricted stock grant under the Omnibus Plan at no cost to them unless the Compensation Committee specifies a purchase price in the grant. In the event that a participant does not satisfy any conditions specified in the grant, some or all of the restricted stock will be forfeited.

A recipient of a restricted stock grant under the Omnibus Plan may elect to be taxed upon the grant of the restricted stock in an amount equal to the fair market value of the stock on the date of grant. Otherwise, the recipient will be taxed upon the grant of the restricted stock in an amount equal to the fair market value of the stock on the date that any conditions on the grant end. The Company will receive a tax deduction for the amount recognized by the recipient as ordinary income.

Long Term Incentive Compensation Units

Long term incentive compensation units may be granted under the Omnibus Plan to eligible employees. Long term incentive compensation units may consist of stock and cash. Long term incentive compensation units under the Omnibus Plan do result in tax deductions to the Company. Employees will be eligible to receive a grant of long term incentive compensation units under the Omnibus Plan at no cost to them. Long term incentive compensation units will be distributed only after the end of a performance period established by the Compensation Committee. In the event that the conditions specified for the performance period are not satisfied, part or all of the long-term incentive compensations units will be forfeited. In the event of death, disability or retirement of a unit recipient prior to the end of a performance period, a pro rata number of the units will be distributed. In the event that a unit recipient terminates his or her status as an employee prior to the end of the performance period, all of the long-term incentive compensation units will be forfeited.

A recipient of a grant of long term incentive compensation units under the Omnibus Plan will be taxed upon the value of the stock portion of the unit in an amount equal to the fair market value of the stock at the date that the shares are issued after the end of the performance period. The Company will ordinarily recognize a tax deduction for the amount recognized by the recipients as ordinary income.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Omnibus Plan to employees. A recipient of a grant of a stock appreciation right will be entitled to a payment of the difference between the initial base value of the right (as established in the grant) and the fair market value of a number of shares of stock (also established in the grant) at the date of the exercise of the stock appreciation right. Stock appreciation rights under the Omnibus Plan do result in tax deductions to the Company. Employees will be eligible to receive a grant of stock appreciation rights under the Omnibus Plan at no cost to them. The stock appreciation rights must be exercised within the period specified in the grant, which may not exceed ten years from the date of grant.

A recipient of stock appreciation rights under the Omnibus Plan will not be taxed upon the grant of the stock appreciation right. Upon the date he or she exercises the stock appreciation rights, the recipient will have taxable ordinary income on the difference between the stock appreciation right initial base value and the fair market value of the stock on the date of exercise. The Company will ordinarily recognize a tax deduction for any amount recognized by the recipient as ordinary income.

Effectiveness

If the Omnibus Plan is approved by the shareholders, it will become effective immediately. If the Omnibus Plan is not approved by the shareholders, it will be of no effect.

The Omnibus Plan may be deemed an anti-takeover measure. Shares available under the Omnibus Plan may be issued only to employees and directors of the Company and the Bank. Holders of these additional shares will have the voting rights that accompany shares of common stock. Unless additional shares are sold in a public or private offering, the shares issued pursuant to the Omnibus Plan will be the only newly issued shares. As a result, the voting power of all other shareholders will be diluted as the number of shares held by management increases and the number of shares held by other shareholders remains constant. The increased voting power held by management could help management defeat shareholder proposals unfavorable to management, shareholder nominees for directors unacceptable to management, and mergers, tender offers or other transactions requiring shareholder approval that are unfavorable to management, even though such shareholder proposal, shareholder nominee for director, merger, tender offer or other transaction may be considered by others to be favorable to the shareholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE COMPANY’S 2008 OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN.

Report of the Audit Committee

The Audit Committee of the Company, is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s internal audit program. The Audit Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Audit Committee has in place policies and procedures that involve an assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2007, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the Company’s auditors, the independent registered public accounting firm of Elliott Davis, PLLC, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Audit Committee received from Elliott Davis, PLLC disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed with Elliott Davis, PLLC their independence.

Based on the review and discussions above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

The Company has paid Elliott Davis, PLLC fees in connection with its assistance in the Company’s annual audit and review of the Company’s financial statements. From time to time, the Company also engages Elliott Davis, PLLC to assist in other areas of financial planning. The following table sets forth the fees billed to the Company by Elliott Davis, PLLC in various categories during 2007 and 2006.

Category	2007 Amount Billed	2006 Amount Billed
Audit Fees:	$75,470	$70,476
Audit-Related Fees:	-0-	42,760
Tax Fees:	5,500	2,950
All Other Fees:	-0-	-0-

Total Fees Paid:	$80,970	$116,186

All services rendered by Elliott Davis, PLLC during 2007 and 2006 were subject to pre-approval by the Audit Committee.

The Audit Committee members are “independent” and “financially literate” as defined by Nasdaq listing standards. The Board of Directors has determined that Murchison B. Biggs, CPA and Alan W. Thompson, CPA, each a member of the Audit Committee, meet the requirements adopted by the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles (“GAAP”) and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the Company’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The Audit Committee has a written charter which is reviewed by the Committee for adequacy on an annual basis. The Audit Committee Charter is available at www.waccamawbank.com.

This report is submitted by the Audit Committee:

Murchison B. Biggs

Brian C. Campbell

Maudie M. Davis

Alan W. Thompson

J. Densil Worthington.

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

PROPOSALS FOR 2009 ANNUAL MEETING

It is anticipated that the 2009 Annual Meeting will be held on a date during May 2009. Any proposal of a shareholder which is intended to be presented at the 2009 Annual Meeting must be received by the Company at its main office in Whiteville, North Carolina no later than December 12, 2008, in order that such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a proposal for the 2009 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 20, 2009 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As permitted by the Securities and Exchange Commission, the Company is sending a Notice of Internet Availability of Proxy Materials to shareholders who hold shares in “street name” through a bank, broker or other holder of record. All such shareholders will have the ability to access this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission on a website referred to in the Notice of Internet Availability of Proxy Materials or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to James E. Hill, Jr., Corporate Secretary, Waccamaw Bankshares, Inc., 110 North J. K. Powell Boulevard, Whiteville, North Carolina 28472, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S 2007 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO DAVID A. GODWIN, CHIEF FINANCIAL OFFICER, WACCAMAW BANKSHARES, INC., 110 NORTH J. K. POWELL BOULEVARD, WHITEVILLE, NORTH CAROLINA 28472.

REVOCABLE PROXY

WACCAMAW BANKSHARES, INC.

110 North J.K. Powell Boulevard

Whiteville, North Carolina 28472

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Freda H. Gore, David A. Godwin and R. Dale Ward (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Waccamaw Bankshares, Inc. (the “Company”) held of record by the undersigned on March 20, 2008, at the Annual Meeting of Shareholders of the Company to be held at the Vineland Station Train Depot, 701 South Madison Street, Whiteville, North Carolina, at 7:00 p.m. on May 22, 2008, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

1. ELECTION OF DIRECTORS: Proposal to elect five directors of the Company for the terms listed below.

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
	(except as indicated otherwise below)		to vote for all nominees listed below

NOMINEES:

Name	Term
Murchison B. Biggs	Three Years
James G. Graham	Three Years
J. Densil Worthington	Three Years
Brian D. Campbell	Two Years
Neil Carmichael Bender, II	One Year

Instruction: To withhold authority to vote for one or more nominees, write that nominee’s name on the line below.

_____________________________________________________________________________________

2. APPROVAL OF OMNIBUS STOCK PLAN: Proposal to approve the Waccamaw Bankshares, Inc. 2008 Omnibus Stock Ownership and Long Term Incentive Plan.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

3. OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the Proxies are authorized to vote the shares represented by this Appointment of Proxy in accordance with their best judgment.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD

IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE REVERSE TO APPOINT YOUR PROXY VIA THE INTERNET

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 ABOVE AND “FOR” PROPOSAL 2 ABOVE. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 1 FOR ANY REASON HAVE BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS DIRECTORS, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date:	_____________________________, 2008

_________________________________(SEAL)
(Signature)

_________________________________(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

To VOTE AND APPOINT YOUR PROXY VIA THE Internet

Your internet vote and appointment of proxy is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.

2.	Visit https://www.shareholderlink.com/waccamaw/pxsignon.asp and click on the link for proxy voting.

3.	When prompted for your Control Number, enter the number printed just above your name on the proxy card.

Please note that all appointments and votes cast by internet must be completed and submitted on or prior to May 21, 2008 (one day prior to the meeting date). Your internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. You may revoke your internet appointment by revisiting our website and changing your vote prior to May 21, 2008 or by any method sufficient to revoke an appointment of proxy as set forth above.

This is a “secured” web page site. Your software and/or internet provider must be “enabled” to access this site. Please call your software or internet provider for further information if needed.